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                                                                   EXHIBIT 23.6

                           [WHITE & CASE LETTERHEAD]


September 2, 1997


Burlington Resources Inc.
BR Acquisitions Corporation
5051 Westheimer
Houston, Texas 77056


Dear Sirs:

        We hereby consent to the reference to our firm appearing under the caption "Conditions Precedent" in the Merger Agreement forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ WHITE & CASE